LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined condensed financial statements are based on the unaudited pro forma combined condensed financial statements of Ladenburg Thalmann Financial Services Inc. (“LTS”) and KMS Financial Services, Inc. ("KMS"), which was acquired by LTS on October 15, 2014, and the historical financial statements of Sunset Financial Services, Inc (“Sunset”) after giving effect to the acquisition of the business and certain intangible assets of Sunset by LTS (the "Acquisition") using the purchase method of accounting and applying the assumptions and adjustments described in the accompanying notes.

The unaudited pro forma combined condensed statements of operations for the nine months ended September 30, 2014 and the twelve months ended December 31, 2013 are presented as if the Acquisition had occurred on January 1, 2013. The unaudited pro forma combined condensed balance sheet is presented as if the Acquisition had occurred on September 30, 2014. You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined condensed financial statements;

•
the unaudited pro forma combined condensed financial statements and accompanying notes included in Exhibit 99.3 of LTS' form 8-K/A filed on December 30, 2014, which give effect to the acquisition of KMS by LTS;

•
separate unaudited historical financial statements of LTS as of, and for the nine month period ended, September 30, 2014, included in LTS’ quarterly report on Form 10-Q for the three months ended September 30, 2014;

•	separate historical financial statements of LTS as of, and for the fiscal year ended, December 31, 2013, included in LTS’ annual report on Form 10-K for the fiscal year ended December 31, 2013; and

•
separate historical financial statements of Sunset as of September 30, 2014, for the nine months ended September 30, 2014 and for the fiscal year ended December 31, 2013 included in Exhibits 99.1 and 99.2 of this report.

The pro forma information presented is for illustrative purposes only and is not necessarily indicative of the financial position or results of operations that would have been realized if the Acquisition had been completed on the dates indicated, nor is it indicative of future operating results or financial position. The pro forma adjustments are based upon available information and certain assumptions that LTS believes are reasonable.

The unaudited pro forma combined condensed financial statements do not include the effects of any operating efficiencies or cost savings expected from the Acquisition.

The unaudited pro forma combined condensed balance sheet as of September 30, 2014 has been derived from:

•	the unaudited pro forma combined condensed balance sheet of LTS and KMS as of September 30, 2014; and

•	certain intangible assets acquired from Sunset.

The unaudited pro forma combined condensed statement of operations for the nine months ended September 30, 2014 has been derived from:

•	the unaudited pro forma combined condensed statement of operations of LTS and KMS for the nine months ended September 30, 2014; and

•	the unaudited historical statement of operations of Sunset for the nine months ended September 30, 2014.

The unaudited pro forma combined condensed statement of operations for the twelve months ended December 31, 2013 has been derived from:

•	the unaudited pro forma combined condensed statement of operations of LTS and KMS for the twelve months ended December 31, 2013; and

•	the audited historical statement of operations of Sunset for the twelve months ended December 31, 2013.

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET September 30, 2014 (In thousands, except share and per share amounts)

	LTS and KMS Pro Forma Combined	Certain Intangible Assets Acquired From Sunset		Pro Forma Combined
ASSETS
Cash and cash equivalents	$89,873	$(1,622)	c	$88,251
Securities owned, at fair value	5,901	—		5,901
Receivables from clearing brokers and other broker-dealers	71,837	—		71,837
Other receivables, net	32,188	—		32,188
Fixed assets, net	19,427	—		19,427
Restricted assets	620	—		620
Intangible assets, net	115,795	4,359	d	120,154
Goodwill	120,300	21	d	120,321
Notes receivable from financial advisors, net	26,956	—		26,956
Deferred income taxes	—	—		—
Unamortized debt issue cost	755	—		755
Cash surrender value of life insurance	10,140	—		10,140
Other assets	24,477	—		24,477

Total assets	$518,269	$2,758		$521,027

LIABILITIES AND SHAREHOLDERS’ EQUITY

Securities sold, but not yet purchased, at market value	$3,434	$—		$3,434
Accrued compensation	23,472	—		23,472
Commissions and fees payable	43,207	—		43,207
Accounts payable and accrued liabilities	22,933	2,758	e	25,691
Deferred rent	1,585	—		1,585
Deferred income taxes	9,040	—		9,040
Accrued interest	2,039	—		2,039
Deferred compensation liability	17,291	—		17,291
Notes payable, net of unamortized discount	70,239	—		70,239
Deferred income	11	—		11

Total liabilities	193,251	2,758		196,009

Shareholders’ equity:
Preferred stock, $.0001 par value; 25,000,000 shares authorized; 8% Series A cumulative redeemable preferred stock; 11,290,000 shares authorized;10,873,206 shares issued and outstanding	1	—		1
Common stock, $.0001 par value; 800,000,000 shares authorized; shares issued and outstanding, 183,346,168	18	—		18
Additional paid-in capital	458,315	—		458,315
Retained earnings (accumulated deficit)	(133,306)	—		(133,306)

Total shareholders’ equity	325,028	—		325,028

Noncontrolling interest	$(10)	$—		$(10)

Total liabilities and shareholders’ equity	$518,269	$2,758		$521,027

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the nine months ended September 30, 2014
(In thousands, except share and per share amounts)

	LTS and KMS Pro Forma Combined	Sunset	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions	$348,974	$12,274	$—		$361,248
Advisory fees	277,646	2,174	—		279,820
Investment banking	38,306	—	—		38,306
Principal transactions	1,671	(1)	—		1,670
Interest and dividends	5,154	6	—		5,160
Service fees and other income	50,767	3	—		50,770

Total revenues	722,518	14,456	—		736,974

Expenses:

Compensation and benefits	536,147	—	—		536,147
Commissions and fees	85,392	12,819	—		98,211
Non-cash compensation	7,828	—	—		7,828
Brokerage, communication and clearance fees	13,288	—	—		13,288
Rent and occupancy, net of sublease revenue	5,099	—	—		5,099
Professional services	8,525	347	—		8,872
Interest	5,381	—	—		5,381
Depreciation and amortization	13,079	—	417	a	13,496
Acquisition-related expense	1,187	—	—		1,187
Loss on extinguishment of debt	314	—	—		314
Amortization of retention loans	5,108	—	—		5,108
Other	33,012	1,537	—		34,549

Total expenses	714,360	14,703	417		729,480

Income (loss) before item shown below	8,158	(247)	(417)		7,494

Change in fair value of contingent consideration	12	—	—		12
Income (loss) before income taxes	8,170	(247)	(417)		7,506

Income tax (benefit) expense	(11,978)	(86)	86	b	(11,978)

Net income (loss)	$20,148	$(161)	$(503)		$19,484

Net loss attributable to noncontrolling interest	(62)	—	—		(62)

LADENBURG THALMANN FINANCIAL SERVICES INC.

Net income (loss) attributable to the Company	20,210	(161)	(503)	19,546
Dividends declared on preferred stock	(11,783)	—	—	(11,783)

Net income (loss) available to common shareholders	$8,427	$(161)	$(503)	$7,763

Net income per share available to common shareholders:
Basic	$0.05			$0.04
Diluted	$0.04			$0.04

Weighted average common shares outstanding:
Basic	183,523,063			183,523,063
Diluted	206,684,277			206,684,277

SEE NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

LADENBURG THALMANN FINANCIAL SERVICES INC.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

For the twelve months ended December 31, 2013
(In thousands, except share and per share amounts)

	LTS and KMS Pro Forma Combined	Sunset	Pro Forma Adjustments		Pro Forma Combined
Revenues:

Commissions	$435,007	$15,365	$—		$450,372
Advisory fees	309,740	2,677	—		312,417
Investment banking	41,991	—	—		41,991
Principal transactions	2,660	(94)	—		2,566
Interest and dividends	6,841	8	—		6,849
Service fees and other income	75,738	—	—		75,738

Total revenues	871,977	17,956	—		889,933

Expenses:

Compensation and benefits	100,107	—	—		100,107
Commissions and fees	643,405	15,848	—		659,253
Non-cash compensation	6,952	—	—		6,952
Brokerage, communication and clearance fees	12,143	—	—		12,143
Rent and occupancy, net of sublease revenue	6,518	—	—		6,518
Professional services	9,696	1,264	—		10,960
Interest	15,725	—	—		15,725
Depreciation and amortization	16,132	—	556	a	16,688
Acquisition-related expense	—	—	—		—
Loss on extinguishment of debt	4,547	—	—		4,547
Amortization of retention loans	7,160	—	—		7,160
Other	47,231	1,424	—		48,655

Total expenses	869,616	18,536	556		888,708

Income (loss) before item shown below	2,361	(580)	(556)		1,225

Change in fair value of contingent consideration	(121)	—	—		(121)

Income (loss) before income taxes	2,240	(580)	(556)		1,104

Income tax expense (benefit)	2,941	(126)	126	b	2,941

Net income (loss)	$(701)	$(454)	$(682)		$(1,837)

LADENBURG THALMANN FINANCIAL SERVICES INC.

Net loss attributable to noncontrolling interest	(68)	—	—	(68)
Net income (loss) attributable to the Company	(633)	(454)	(682)	(1,769)
Dividends declared on preferred stock	(6,911)	—	—	(6,911)

Net income (loss) available to common shareholders	$(7,544)	$(454)	$(682)	$(8,680)

Net loss per share available to common shareholders (basic and diluted)	$(0.04)			$(0.05)

Weighted average common shares outstanding:
Basic and diluted	183,736,398			183,736,398

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS
(in thousands, except share amounts)

1. Basis of Presentation

On November 14, 2014 (the "Closing Date"), Securities America Financial Corporation ("SAFC"), a subsidiary of Ladenburg Thalmann Financial Services Inc. ("LTS"), completed its acquisition of certain assets of Sunset Financial Services, Inc. ("Sunset") from Kansas City Life Insurance Company ("KCL").

Pursuant to an asset purchase agreement, dated July 16, 2014 (the "Purchase Agreement"), by and among SAFC, Sunset and KCL, certain registered representatives and investment advisor representatives transitioned from Sunset to subsidiaries of SAFC. In addition, certain client accounts and records and all goodwill related to the foregoing were acquired. Under the terms of the Purchase Agreement, in exchange for the foregoing, SAFC paid Sunset an initial cash payment of $1,622. SAFC will be required to make an additional cash payment to Sunset based on the Based GDC (as defined in the Purchase Agreement) generated by certain registered representatives and investment advisor representatives who are affiliated with SAFC or its affiliates as of the ninetieth (90th) day following the Closing Date (currently estimated at $1,576). In addition, SAFC will be required to deliver, during the three years following the Closing Date, an annual payment to Sunset based on the GDC (as defined in the Purchase Agreement) generated by such registered representatives and investment advisor representatives, which is estimated to have a fair value of $1,182.

Certain reclassifications have been made to the Sunset historical statement of operations for the nine months ended September 30, 2014 and the twelve months ended December 31, 2013.

Purchase Price and Related Preliminary Allocation

The purchase price is as follows:

Cash paid	$1,622
Contingent consideration	1,182
Additional payment due to seller	1,576
$4,380

The allocation of the purchase price to Sunset’s intangible assets acquired was based on their estimated fair values. The valuation of these identifiable intangible assets and the contingent consideration liability is preliminary and is subject to further management review and may change materially. The excess of the purchase price over the identifiable intangible assets acquired has been allocated to goodwill.

The following table summarizes the aggregate preliminary estimates of the fair values of identifiable assets acquired in the Acquisition and the resulting goodwill as of September 30, 2014:

Identifiable intangible assets (a)	$4,359
Goodwill	21
Total estimated purchase price	$4,380

(a)	Identifiable intangible assets as of the acquisition date consist of:

		Estimated Useful Life (years)
Relationships with independent contractor financial advisors	$3,557	10.0
Non-solicitation agreement	802	4.0
Total identifiable intangible assets	$4,359

2. Acquisition of Sunset and Pro forma adjustments

The following pro forma adjustments are included in the unaudited pro forma combined condensed statements of operations and the unaudited pro forma combined condensed balance sheet:

(a) Adjustments to amortization of purchased intangible assets:

	Nine months ended September 30, 2014	Twelve months ended December 31, 2013
To record amortization of identified intangible assets over their estimated useful life	$417	$556

(b) Adjustments to income tax expense:

	Nine months ended September 30, 2014	Twelve months ended December 31, 2013
To eliminate historical income tax benefit of Sunset	$86	$126

(c) Adjustments to cash:

As of September 30, 2014
To record cash paid in acquisition	$(1,622)

(d) Adjustments to reflect allocation of purchase price:

As of September 30, 2014
Goodwill	$21
Intangible Assets	4,359
Total	$4,380

(e) Adjustments to record amount due to Sunset of $1,576 and the estimated fair value of contingent consideration that may become payable over three years of $1,182.

As of September 30, 2014
Accounts payable and accrued liabilities	$2,758